SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934.



                  Date of Report (Date of Earliest event reported):
                                  September 5, 1996


                            PRIDE AUTOMOTIVE GROUP, INC.
               (Exact name of registrant as specified in its charter)


         Delaware           0-24742            13-3704059
         State of           Commission File    IRS Employer
         Incorporation      Number.            Identification No.


                  Pride House, Watford Metro Centre, Tolpits Lane,
                       Watford Hertfordshire, England WD1 8SB

                       Address of principal executive offices

          Registrant's telephone number, including area code (800) 698-6590


                                        None
            (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

Pride Automotive Group, Inc. has entered into an agreement to acquire all the assets of AC Cars Limited and Autokraft Limited, two companies incorporated in England. The acquisition will be made through AC Automotive Group, Inc., a wholly owned subsidiary of Pride Automotive Group, Inc., which was incorporated in Delaware on August 9, 1996.

AC Cars Limited and Autokraft Limited (collectively "AC") are engaged in the design, development, manufacture, marketing and sales of two convertible sports cars, the famous AC Cobra and the AC Ace which will soon be released on the worldwide market. Both of these cars use American Ford V8 engines as their power plant.

AC is Britain's oldest surviving independent car manufacturer and has been in continuous operation since 1901. The Group has used the Cobra name under a license agreement with the Ford Motor Company.

Historically, AC Cars Limited has performed development, sales and marketing work while Autokraft Limited has performed manufacturing work and has provided specialized engineering and prototyping services.

AC has incurred losses in recent years due to the design and development costs associates with bringing the AC Ace into production. The AC Ace is now type-approved for the United Kingdom and certain other EEC Countries, Thailand and is currently in the process of gaining the approvals to be sold in the United States and Australia. It has been very well received by the world motoring press and it is manufactured with a stainless steel alloy monocoupe type chassis, together with aluminum outer body panels.

The AC Cobra is a high powered, hand built sports car with an aluminum body. Originally manufactured by AC in the 1960's, the Cobra's produced by AC today use the same traditional coach building methods and the original tooling.

AC was placed in Administrative Receivership in March 1996 to protect it from its creditors as it could not pay its debts as they arose due a lack of capital as a direct result of the development costs of the AC Ace and other costs connected with an expensive restoration of a Hawker Hurricane Aeroplane. This restoration has not been completed and the Hurricane has been put on the market for sale.

Due to a confidentiality agreement between Pride Automotive Group, Inc. and the Administrators of AC, no details of the purchase price can be released until after the deal has closed. Closing is expected to be early in the Fall of 1996 and it is subject to Pride Automotive Group, Inc. having all its financing in place.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

         (a) Financial Statements of business being acquired. Shall be filed by amendment.

         (b) Exhibits. The following exhibits are filed herewith pursuant to Item 601 of Regulation S-B of the Securities Act of 1933, as amended, in connection with Registrant's report on Form 8-K dated September 20, 1996 under file No. O-27944.

10.12    -         Form of Agreement to purchase all the assets of AC Cars
                   Limited and Autokraft Limited.

                                     SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized on the 20th of September 1996.



                                           PRIDE AUTOMOTIVE GROUP, INC.



                                      By:  /s/ Alan Lubinsky
                                           Alan Lubinsky, President